UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 22, 2004

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On December 22, 2004, Ingram Micro Inc. (“Ingram Micro”) issued a press release announcing the appointment of Keith Bradley to executive vice president and president, North America. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated under Item 9.01 of this Form 8-K by reference herein.

     Techpac Holdings Limited (“Techpac”) and its subsidiaries have an accounts receivable securitization program. As a result of Ingram Micro Asia Holding Inc.’s acquisition of shares in Techpac Holdings Limited (the “Techpac Acquisition”), certain conditions of the securitization program have been waived, including Techpac’s obligation to provide audited financial statements at the Techpac level. A copy of the waiver letter and the related Receivables Purchase Agreement dated June 21, 2004, as amended on August 4, 2004 and November 3, 2004, are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 22, 2004
99.2	Waiver Letter
99.3	Receivables Purchase Agreement dated June 21, 2004, as amended on August 4, 2004 and November 3, 2004
99.4	Compensation Agreement—Form of Board of Directors Compensation Election Form (Committee Chairman)
99.5	Compensation Agreement— Form of Board of Directors Compensation Election Form (Non-Committee Chairman)
99.6	Compensation Agreement— Form of Board of Directors Distribution Election and Beneficial Designation Form
99.7	Compensation Agreement— Form of Board of Directors Restricted Stock Units Deferral Election Agreement
99.8	Compensation Agreement—Form of Board of Directors Compensation Deferral Election Form

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By: /s/ Larry C. Boyd

Name: Larry C. Boyd
Title: Senior Vice President, Secretary and General Counsel

Date: December 22, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 22, 2004
99.2	Waiver Letter
99.3	Receivables Purchase Agreement dated June 21, 2004, as amended on August 4, 2004 and November 3, 2004
99.4	Compensation Agreement—Form of Board of Directors Compensation Election Form (Committee Chairman)
99.5	Compensation Agreement— Form of Board of Directors Compensation Election Form (Non-Committee Chairman)
99.6	Compensation Agreement— Form of Board of Directors Distribution Election and Beneficial Designation Form
99.7	Compensation Agreement— Form of Board of Directors Restricted Stock Units Deferral Election Agreement
99.8	Compensation Agreement—Form of Board of Directors Compensation Deferral Election Form

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